Calculation of Filing Fee Tables
S-8
Biohaven Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value	Other	11,699,853	$ 11.75	$ 137,473,272.75	0.0001381	$ 18,985.06
Total Offering Amounts:						$ 137,473,272.75		$ 18,985.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18,985.06
Offering Note
[1]	(1)Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event. (2)This Registration Statement registers 2,339,970 Common Shares issuable under the Biohaven Ltd. 2022 Employee Share Purchase Plan (the "ESPP"), which are in addition to Common Shares previously registered in connection with the ESPP on the Registration Statements on Form S-8 filed with the Commission on October 11, 2022 (File No. 333-267818), May 12, 2023 (File No. 333-271886), and May 9, 2024 (File No. 333-279258) (together, the "Earlier Registration Statements"). (3)Estimated on the basis of $11.75 per share, the average of the high ($12.05) and low ($11.45) sales prices of the Company's Common Shares as reported on the New York Stock Exchange on February 25, 2026 pursuant to Rule 457(c) and (h) of the Securities Act. (4)This Registration Statement registers 9,359,883 Common Shares issuable under the Biohaven Ltd. 2022 Equity Incentive Plan (the "Incentive Plan"), which are in addition to Common Shares previously registered in connection with the Incentive Plan on the Earlier Registration Statements.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A